As filed with the Securities and Exchange Commission on March 4, 2013.

Registration No. 333-181594

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 13

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Professional Diversity Network, LLC

(to be converted into Professional Diversity Network, Inc.)

(Exact name of registrant as specified in its charter)

Illinois	7370	83-0374250
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

801 W. Adams Street

Suite 600, Chicago, Illinois 60607

(312) 614-0950

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Kirsch

Chief Executive Officer

Professional Diversity Network, LLC

801 W. Adams Street

Suite 600, Chicago, Illinois 60607

(312) 614-0950

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael M. Froy, Esq. Brian Lee, Esq. SNR Denton US LLP 233 South Wacker Drive Suite 7800 Chicago, IL 60606-6404 (312) 876-8000	Chadwick I. Buttell, Esq. Natalie T. Crampton, Esq. Patzik, Frank & Samotny Ltd. 150 South Wacker Drive Suite 1500 Chicago, IL 60606 (312) 551-8300	Stephen E. Older, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, NY 10173 (212) 547-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	$23,023,000.00	$3,140.34
Underwriters’ Warrants to Purchase Common Stock	$100.00	$0.01
Common Stock Underlying Underwriters’ Warrants	$1,251,250.00	$170.68
Total	$24,274,350.00	$3,311.03(3)

In accordance with Rule 457(o) under the Securities Act of 1933, the number of shares being registered and the proposed maximum offering price per share are not included in this table. Includes the offering price of additional shares that the underwriters have the option to purchase.

(1)	Includes additional shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	$3,311.03 previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Explanatory Note on Reorganization: Professional Diversity Network, LLC, the registrant whose name appears on the cover of this registration statement, is an Illinois limited liability company. Before the completion of the offering of the shares of common stock subject to this registration statement, Professional Diversity Network will be reorganized into a Delaware corporation and renamed Professional Diversity Network, Inc. Shares of the common stock of Professional Diversity Network, Inc. are being offered by the prospectus.

This Amendment No. 13 to this registration statement is being filed to file exhibit 5.1 to correct a scrivener’s error on the previously filed exhibit 5.1.

Information Not Required In Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions and an accountable expense allowance of up to 1.5% of the gross proceeds from the sale of the firm shares, payable by us in connection with the sale of common stock being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and the Nasdaq Capital Market listing fee.

Amount
Securities and Exchange Commission registration fee	$3,311.03
FINRA filing fee	$4,141.15
NASDAQ Capital Market listing fee	$50,000.00
Legal fees and expenses	$580,000.00
Accounting fees and expenses	$122,000.00
Printing expenses	$181,079.00
Transfer agent and registrar fees and expenses	$1,600.00
Miscellaneous	$80,000.00

Total	$1,022,131.18

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

Our amended and restated certificate of incorporation and amended and restated bylaws that we intend to adopt prior to the consummation of this offering limit the liability of our directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to us or our stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares as provided in Section 174 of the Delaware General Corporation Law; or

•	transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our proposed bylaws provide that we will indemnify our directors and officers, and may indemnify other employees and agents, to the fullest extent permitted by law.

The underwriting agreement (Exhibit 1.1 hereto) provides for indemnification by the underwriters of us and our executive officers and directors in connection with matters specifically provided in writing by the underwriters for inclusion in the registration statement, and by us of the underwriters for certain liabilities, including liabilities arising under the Securities Act.

Section 145(g) of the Delaware General Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation arising out of his or her actions in connection with their services to us, regardless of whether our proposed bylaws permit indemnification. Prior to the commencement of the offering, we intend to purchase and maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

We intend to enter into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and amended and restated bylaws.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement.*
3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant to be adopted.*
3.2	Form of Amended and Restated Bylaws of the Registrant to be adopted.*
4.1	Form of Common Stock Certificate.*
4.2	Form of Underwriters’ Warrant (included in Exhibit 1.1)*
5.1**	Opinion of SNR Denton US LLP, counsel to the Registrant, with respect to the legality of securities being registered.
10.1†	Agreement between Monster Worldwide Inc. and the Registrant.*
10.2†	First Amendment to the Alliance Agreement between Monster Worldwide Inc. and the Registrant, dated April 18, 2008.*
10.3†	Second Amendment to the Alliance Agreement between Monster Worldwide Inc. and the Registrant, dated January 31, 2009.*
10.4†	Third Amendment to the Alliance Agreement between Monster Worldwide Inc. and the Registrant, dated February 2010.*
10.5	Fourth Amendment to the Alliance Agreement between Monster Worldwide Inc. and the Registrant, dated September 16, 2011.*
10.6	Master Services Agreement between Apollo Group and the Registrant, dated October 1, 2012.*
10.7#	Form of Employment Agreement to be entered into between the company and James Kirsch*
10.8#	Form of Employment Agreement to be entered into between the company and Rudy Martinez*
10.9	Form of Contribution and Reorganization Agreement*
10.10	Form of Debt Exchange Agreement*
10.11	Insertion Order between Apollo Group and the Registrant, dated June 11, 2012.*
10.12†	Diversity Recruitment Partnership Agreement between the Registrant and LinkedIn Corporation, dated as of November 6, 2012.*
10.13	Statement of Work by and between the Registrant and Apollo Group, dated October 1, 2012.*
10.14	Statement of Work by and between the Registrant and Apollo Group, dated April 1, 2013.*
10.15#	Professional Diversity Network, Inc. 2013 Equity Compensation Plan*
21	Subsidiaries of the Registrant - None.
23.1	Consent of Marcum LLP.*
23.2**	Consent of SNR Denton US LLP (see Exhibit 5.1)
24.1	Powers of Attorney*
99.1	Consent of Barry Feierstein*

Exhibit Number	Description of Exhibit
99.2	Consent of Stephen Pemberton*
99.3	Consent of Daniel Marovitz*
99.4	Consent of Andrea Saenz*
99.5	Draft registration statement, dated April 16, 2012, confidentially submitted to the SEC.*

*	Previously filed
**	Filed herewith
†	Confidential treatment requested as to certain portions of this exhibit. Such portions have been redacted and submitted separately to the SEC.
#	Denotes a management contract or compensation plan or arrangement

All schedules are omitted as the required information is inapplicable or the information is presented in the financial statements or related notes.

Schedule II. Valuation and Qualifying Accounts

All other schedules are omitted as the required information is inapplicable or the information is presented in the financial statements or related notes.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 13 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 4th day of March, 2013.

Professional Diversity Network, LLC

/s/ James Kirsch
By:	James Kirsch
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 13 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Kirsch James Kirsch	Chief Executive Officer (principal executive officer)	March 4, 2013

/s/ Myrna Newman Myrna Newman	Chief Financial Officer and Secretary (principal financial and accounting officer)	March 4, 2013

/s/ * Daniel Ladurini	Manager	March 4, 2013

/s/ * Ferdinando Ladurini	Manager	March 4, 2013

/s/ * Rudy Martinez	Manager	March 4, 2013

Daniel Kirsch	Manager

*By: /s/ James Kirsch James Kirsch Attorney-in-fact

Professional Diversity Network, LLC

Registration Statement On Form S-1

Exhibit Index

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement.*
3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant to be adopted.*
3.2	Form of Amended and Restated Bylaws of the Registrant to be adopted.*
4.1	Form of Common Stock Certificate.*
4.2	Form of Underwriters’ Warrant (included in Exhibit 1.1)*
5.1**	Opinion of SNR Denton US LLP, counsel to the Registrant, with respect to the legality of securities being registered.
10.1†	Alliance Agreement between Monster Worldwide Inc. and the Registrant.*
10.2†	First Amendment to the Alliance Agreement between Monster Worldwide Inc. and the Registrant, dated April 18, 2008.*
10.3†	Second Amendment to the Alliance Agreement between Monster Worldwide Inc. and the Registrant, dated January 31, 2009.*
10.4†	Third Amendment to the Alliance Agreement between Monster Worldwide Inc. and the Registrant, dated February 2010.*
10.5	Fourth Amendment to the Alliance Agreement between Monster Worldwide Inc. and the Registrant, dated September 16, 2011.*
10.6	Master Services Agreement between Apollo Group and the Registrant, dated October 1, 2012.*
10.7#	Form of Employment Agreement to be entered into between the company and James Kirsch*
10.8#	Form of Employment Agreement to be entered into between the company and Rudy Martinez*
10.9	Form of Contribution and Reorganization Agreement*
10.10	Form of Debt Exchange Agreement*
10.11	Insertion Order between Apollo Group and the Registrant, dated June 11, 2012.*
10.12†	Diversity Recruitment Partnership Agreement between the Registrant and LinkedIn Corporation, dated as of November 6, 2012.*
10.13	Statement of Work by and between the Registrant and Apollo Group, dated October 1, 2012.*
10.14	Statement of Work by and between the Registrant and Apollo Group, dated April 1, 2013.*
10.15#	Professional Diversity Network, Inc. 2013 Equity Compensation Plan*
21	Subsidiaries of the Registrant - None.
23.1	Consent of Marcum LLP.*
23.2**	Consent of SNR Denton US LLP (see Exhibit 5.1).
24.1	Powers of Attorney*
99.1	Consent of Barry Feierstein*
99.2	Consent of Stephen Pemberton*
99.3	Consent of Daniel Marovitz*
99.4	Consent of Andrea Saenz*
99.5	Draft registration statement, dated April 16, 2012, confidentially submitted to the SEC.*

*	Previously filed
**	Filed herewith
†	Confidential treatment requested as to certain portions of this exhibit. Such portions have been redacted and submitted separately to the SEC.
#	Denotes a management contract or compensation plan or arrangement